UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico		00920-2717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, Doral Financial Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company, “Doral”) have filed a lawsuit (the “Lawsuit”) against the Commonwealth of Puerto Rico (the “Commonwealth”), the Puerto Rico Department of the Treasury (the “Treasury Department”) and the Secretary of the Treasury Department, Hon. Melba Acosta Febo, in her official capacity, as defendants, in the Court of First Instance of Puerto Rico (the “Court of First Instance”) seeking to enforce the Closing Agreement dated March 26, 2012 between Doral and the Treasury Department (the “2012 Closing Agreement”) and to collect the $229 million owed to Doral under the 2012 Closing Agreement.

There have been a number of decisions and developments relating to this case, as previously described by the Company in several Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). Most recently, Doral and the Treasury Department entered into court-supervised negotiations to settle all claims by Doral with regards to the subject matter of the Lawsuit and initially had ten (10) business days from August 8, 2014 to finalize the terms of a settlement agreement. On August 22, 2014, Doral and the Treasury Department agreed to extend the negotiations until Monday, August 25, 2014 when the parties are to appear before the Court of First Instance. Although there is a proposed framework for settlement, the final settlement is still being negotiated by the parties and remains subject to approval by the Court of First Instance.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, the Company may make forward-looking statements in its other press releases, filings with the SEC or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal or regulatory proceedings, tax legislation and tax rules, deferred tax assets and related reserves, the ability to collect the monies due to the Company or its subsidiaries from the Commonwealth and the ability of the Company to finalize the terms of settlement with the Commonwealth relating to the 2012 Closing Agreement, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent the Company’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

The Company cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent the Company’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond the Company’s control. Risk factors and uncertainties that could cause the Company’s actual results to differ materially from those described in forward-looking statements can be found in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 21, 2014 and is available on the Company’s website at www.doralbank.com, as updated from time to time with the Company’s periodic and other reports filed and to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: August 25, 2014	By:	/s/ Enrique R. Ubarri
Enrique R. Ubarri
Executive Vice President and General Counsel